Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Visualant, Inc., of our report dated November 10, 2012 to the consolidated financial statements of Visualant, Inc. as of September 30, 2012, and the related statements of operations, stockholders' equity, and cash flows for year September 30, 2012. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ PMB Helin Donovan, LLP

Seattle, Washington

October 3, 2013